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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                                   ICO, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                [ICO, INC. LOGO]


                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 28, 2003

     The Annual Meeting of Shareholders of ICO, Inc. ("ICO") will be held at the Doubletree Guest Suites Houston, located at 5353 Westheimer, Houston, Texas 77056, on Friday, February 28, 2003, at 10:00 a.m. Central Standard Time, for the following purposes:

         1. To elect two Class III Directors to serve until the 2006 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         2. To ratify and approve the selection of PricewaterhouseCoopers LLP as ICO's independent accountants for 2003.

         3. To consider and act upon any matters incidental to the foregoing purposes and transact any other business that properly comes before the meeting or any adjournment or postponement thereof.

     Only holders of shares of Common Stock of record on the books of ICO at the close of business on January 6, 2003 will be entitled to vote at the meeting or any adjournment thereof.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors

/s/ CHRISTOPHER N. O'SULLIVAN                /s/ TIMOTHY J. GOLLIN
-------------------------------              ----------------------------------
Christopher N. O'Sullivan                    Timothy J. Gollin
Chairman of the Board                        Chief Executive Officer
and President                                and Director

Houston, Texas
January 21, 2003

                                    ICO, INC.

                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056
                                 (713) 335-4100

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 28, 2003

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Directors") of ICO, Inc. ("ICO") for use at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, February 28, 2003 at 10:00 a.m. Central Standard Time at the Doubletree Guest Suites Houston, located at 5353 Westheimer, Houston, Texas 77056, or at any adjournment(s) or postponement(s) thereof. A copy of ICO's Annual Report to Shareholders is being sent with this Proxy Statement. It is not to be regarded as proxy soliciting material. The approximate date on which this Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to holders ("Shareholders") of common stock without par value of ICO ("Common Stock") is January 22, 2003.

                          INFORMATION CONCERNING PROXY

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy: (a) by the execution and submission of a revised Proxy; (b) by written notice to the Secretary of ICO; or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

    Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted: (a) FOR the selection of the two ICO nominees for Class III Directors named herein; and
(b) FOR the confirmation of PricewaterhouseCoopers LLP as ICO's independent accountants for 2003. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, the shares of Common Stock of such Shareholder will be voted in accordance with the specification so made.

                                VOTING SECURITIES

    The only securities of ICO entitled to vote at the Annual Meeting consist, as of January 6, 2003, of 24,678,585 shares of Common Stock. The holders of a majority of the shares entitled to vote represented in person or by proxy constitutes a quorum for transaction of business at the Annual Meeting. Only Shareholders of record on the books of ICO on January 6, 2003 will be entitled to vote at the meeting. In voting on such matters, each Shareholder is entitled to one vote for each of said shares. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as "present" at the Annual Meeting to determine whether a quorum exists.

    Nominees receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the election of directors. Any other matters that come before the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, and voted for or against, the matter. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on such other matters.

    If you have any questions, or need any assistance in voting your shares, please call The Altman Group, Inc., which is assisting us with this solicitation of proxies, at 201-460-1200.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table contains information concerning the security ownership of certain beneficial owners known to management, based upon filings with the Securities and Exchange Commission (the "SEC"), to beneficially own more than five percent of ICO's Common Stock at the close of business on December 31, 2002.

NAME OF BENEFICIAL OWNER                               AMOUNT AND NATURE OF                PERCENT OF CLASS
------------------------                               BENEFICIAL OWNERSHIP                ----------------
                                                       --------------------
Kornitzer Capital Management                             3,999,263 (1)(2)                        14.5%
     5420 West 61st Place
     Shawnee Mission, Kansas 66205

William C. Willoughby                                    2,443,564 (3)(5)                        9.9%
     6250 Covered Bridge Rd
     Pipersville, PA 18947

Catherine Willoughby Stephens                             1,820,009(4)(5)                        7.4%
     66 Haele Place
     Makawao, Hawaii 96768

Travis Street Partners, LLC                                1,687,134 (6)                         6.8%
     5333 Westheimer, Suite 600
       Houston, Texas  77056

Wynnefield Capital Management, LLC                         1,396,023 (7)                         5.7%
     450 Seventh Avenue, Suite 509
     New York, New York 10123

Dimensional Fund Advisors                                  1,285,832 (8)                         5.2%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401-1005

Shawn Kimel                                                1,227,014 (9)                         5.0%
     444 Adelaide West
     Toronto, Ontario, Canada M5V 1S7


(1) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on June 20, 2002. Kornitzer Capital Management ("KCM") is an investment adviser with respect to the shares of Common Stock held for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock. KCM's beneficial ownership of Common Stock consists of 1,136,200 shares of Common Stock actually issued and 2,863,028 shares of Common Stock deemed to have been issued upon conversion of shares of the Company's $6.75 Convertible Exchangeable Preferred Stock ("Preferred Stock") represented by 1,045,028 of the Company's Depositary Shares. Each Depositary Share represents one-quarter of a share of Preferred Stock.
(2) Share amounts include an aggregate of 2,516,795 shares of Common Stock beneficially owned by Great Plains Trust Company, 7700 Shawnee Mission Parkway, Shawnee Mission, Kansas, 66202 ("Great Plains"). Great Plains is a trust company holding the shares of Common Stock for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock. KCM acts as an investment advisor with respect to the shares of Common Stock beneficially owned by Great Plains. Great Plains' beneficial ownership of Common Stock consists of 1,019,700 shares of Common Stock actually issued and 1,497,095 shares of Common Stock deemed to have been issued upon conversion of shares of Preferred Stock represented by 546,445 Depositary Shares. All information relating to Great Plains is based on the Schedule 13G filed with the SEC by Great Plains on June 20, 2002.
(3) Share amounts include 799,097 shares of Common Stock, 71,495 shares of Common Stock held by Mr. Willoughby's wife, 10,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 21,212 shares of Common Stock held by Mr. Willoughby as custodian for his son and 4,898 shares of Common Stock held by Mr. Willoughby's wife as custodian for his son. Mr. Willoughby disclaims beneficial ownership of the 26,100 shares of Common Stock that he and his wife hold as custodians on behalf of their son.
(4) Share amounts include 234,451 shares of Common Stock, 6,758 shares of Common Stock held by Ms. Stephens' husband, 25,451 shares of Common Stock held by Ms. Stephens as custodian for her son and 16,487 shares of Common Stock held by Ms. Stephens as custodian for her daughter.
(5) Shares amounts include an aggregate of 1,536,862 shares of Common Stock held in the estates of Mr. Willoughby's and Ms. Stephens' parents and living trusts established for the benefit of their parents. Mr. Willoughby and Ms. Stephens are each a co-executor of these estates and a co-trustee of these trusts.
(6) This information is based on the Schedule 13D filed with the SEC by the beneficial owner on May 13, 2002. Messrs. Gollin and O'Sullivan are each managers of Travis Street Partners, LLC ("TSP") and deemed to be beneficial owners of all shares of Common Stock held by TSP.
(7) This information is based on the Schedule 13G filed by the beneficial owner on November 5, 2002. Wynnefield Capital Management's beneficial ownership of

    Common Stock consists of 598,613 shares of Common Stock held by Wynnefield Partners Small Cap Value, L.P. and 797,410 shares of Common Stock held by Wynnefield Partners Small Cap Value, L.P.I.
(8) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 12, 2002.
(9) This information is based on the Schedule 13D filed with the SEC by the beneficial owner on November 27, 2002. Mr. Kimel's beneficial ownership of the Common Stock consists of 31,500 shares of Common Stock held by Mr. Kimel and 1,190,514 shares of Common Stock held by K2 Arbitrage Fund L.P. ("K2 Arbitrage"). Mr. Kimel is President of K2 GenPar, Inc., the sole general partner of K2 Arbitrage.


                              ELECTION OF DIRECTORS

    Two directors are to be elected at the Annual Meeting. ICO's Charter and Bylaws provide for a classified Board of Directors. Under these provisions, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of ICO's annual meetings of Shareholders in 2004, 2005 and 2003, respectively. Each director elected at an annual meeting serves for a term ending on the date of the third annual meeting following the meeting at which such director was elected or until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

    Jon C. Biro and David E. K. Frischkorn, Jr. have been nominated to serve as Class III Directors until ICO's Annual Meeting of Shareholders in 2006. Both of the nominees currently serve as a director of ICO. Mr. Biro was appointed by the Board on December 9, 2002, to fill the vacancy that resulted from the resignation of John F. Williamson on April 30, 2002. Mr. Frischkorn was elected at the 2002 Annual Meeting of Shareholders to serve as a Class II Director. As a nominee for Class III Director, Mr. Frischkorn will resign as a Class II Director on the date of the Annual Meeting. James E. Gibson and Walter L. Leib, who presently serve as Class III Directors with terms expiring in 2003, are not up for reelection.

    The remaining six directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2004 or 2005. A plurality of votes cast in person or by proxy by the holders of Common Stock is required to elect a director.

    Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class III nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will not be a candidate or will be unable to serve, if such a situation arises, the persons named in the enclosed proxy, in the absence of contrary instructions, will in their discretion vote FOR the election of such other persons as may be nominated by the Board of Directors.

    The following table sets forth for each nominee listed in the Proxy and each person whose term of office as a director will continue after the Annual
Meeting: (i) the name and age of such person; (ii) the year during which that person first became a director; and (iii) the principal position(s) of that person with ICO, if any. The table has been prepared from information obtained from these persons.

             NAME                               AGE                  DIRECTOR SINCE             POSITION WITH THE COMPANY
  ----------------------------              ---------              ------------------    -----------------------------------------
  NOMINEES FOR ELECTION AS CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE IN 2006 (IF REELECTED)
  David E. K. Frischkorn, Jr.                  51                        2002            Director (1)(4)(6)
  Jon C. Biro                                  36                        2002            Chief Financial  Officer,  Treasurer and
                                                                                         Director

  CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE 2005
  Timothy J. Gollin                            42                        2001            Chief  Executive  Officer,  Director (3)(5)
  Christopher N. O'Sullivan                    42                        2001            President  and Chairman of the Board (3)(5)
  William C. Willoughby                        54                        2001            Director (4)

  CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE 2004
  James D. Calaway                             45                        2001            Director (3)
  A. John Knapp                                51                        2001            Director (1)(2)(4)
  Charles T. McCord, III                       62                        2001            Director (1)(2)


(1) Compensation Committee member.
(2) Audit Committee member.
(3) Executive Committee member.
(4) Nominating Committee member.
(5) Dividend Committee member.

(6) Mr. Frischkorn currently serves as a Class II director whose term will expire in 2005. As a nominee for Class III Director, on the Annual Meeting date Mr. Frischkorn shall resign from his current position as a Class II director.

DIRECTORS UP FOR REELECTION

    Jon C. Biro, a certified public accountant, has been principally employed as Chief Financial Officer and Treasurer of ICO since April 2002. From September 1996 to April 2002, he was employed as Senior Vice President, Chief Accounting Officer and Treasurer of ICO, and from October 1994 to September 1996, he was employed as Controller of ICO. Prior to that time, Mr. Biro was with a predecessor of PricewaterhouseCoopers LLP.

    David E.K. Frischkorn, Jr. has been a Managing Director of the Energy Group of Jefferies & Co., an investment bank, since 1996. Prior thereto, Mr. Frischkorn was a Senior Vice President and Managing Director for Rauscher Pierce Refsnes. Mr. Frischkorn served as a Director of HarCor Energy, Inc. from 1994 until the company was sold in 1998.

DIRECTORS WITH TERMS EXPIRING IN 2004 AND 2005

    James D. Calaway has been President and Chief Executive Officer of the Center for Houston's Future, an affiliate of the Greater Houston Partnership since November 2001. Mr. Calaway is also a Director of Datcert, Inc. (an entity that merged with DigiContract, Inc., an Internet-based legal services business, for which Mr. Calaway served as Chairman of the Board since August of 2000). Mr. Calaway has also served as a Director of Network Oil, Inc. since September 1999, and Sterling Bancshares, Inc., a NASD-listed bank holding company, since November 2000. Prior thereto, Mr. Calaway was a Director and President of Director of Edge Petroleum, Inc., an energy exploration and production company, since December 1996 and Special Advisor to Edge's corporate predecessor since 1991.

    Timothy J. Gollin has been the CEO of ICO since June 2001, and was President and Secretary from June 2001 to April 2002. In addition, Mr. Gollin has served as Manager of Travis Street Partners, LLC since 2000. Prior to joining Travis Street Partners, Mr. Gollin was engaged in the development of international supply chain management for major consumer product companies.

    A. John Knapp has been President of Andover Group, Inc., a real estate investments and development company, for more than the past five years. In addition, he has acted as a private investor in venture capital transactions.

    Charles T. McCord, III has been General Partner of McCord Production, Ltd., an energy exploration, production and investment company, for more than the past five years.

    Christopher N. O'Sullivan has been President and Chairman of the Board of ICO since April 2002, and was Vice-Chairman and CFO of ICO from June 2001 to April 2002. In addition, Mr. O'Sullivan has served as President of O'Sullivan Oil and Gas Company since 1987 and Manager of Travis Street Partners, LLC since 2000. Mr. O'Sullivan is also a founder of Network Oil, Inc. and has served as Chairman of its Board of Directors since 1999.

    William C. Willoughby has been President and CEO of Allgrind Plastics, Inc., a plastics processing company, for more than the past five years. Mr. Willoughby served as Executive Vice President of Wedco Technology, Inc. ("Wedco") until the acquisition of Wedco by ICO in April 1996.


EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth the names, ages and titles of the executive officers of ICO, other than the executive officers who are also directors of ICO, as of December 31, 2002.

          NAME                          AGE     POSITION WITH THE COMPANY
          ------                        ---     -------------------------
          Bradley T. Leuschner           31     Chief Accounting Officer
          Charlotte J. Fischer           35     General Counsel & Secretary

    Bradley T. Leuschner, a certified public accountant, has been principally employed as Chief Accounting Officer of ICO since April 30, 2002, as Senior Vice President and Controller of ICO's wholly owned subsidiary ICO Polymers North America, Inc. ("ICO Polymers," formerly known as Wedco, Inc.) since April 1999, and Vice President and Controller of ICO Polymers since September 1996.

    Charlotte J. Fischer has been principally employed as General Counsel of ICO since June 2001, and as General Counsel and Secretary since April 2002. Ms. Fischer was Associate General Counsel of ICO from August 1999 to June 2001. Prior to that time Ms. Fischer practiced law with Ireson & Weizel, P.C. for six years, and has been licensed to practice law in Texas since 1992.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Each director who is not an ICO employee received a stipend of $5,000 per quarter in fiscal year 2002. In addition, each non-employee director receives a director's fee of $1,000 for each meeting of the Board of Directors or committee of the Board of Directors actually attended, and reimbursement of actual expenses incurred. The Board of Directors held ten meetings during the fiscal year ended September 30, 2002. The Chairmen of each of the Audit and Compensation Committees are paid an annual stipend of $5,000 for each fiscal year of their service.

    Each director who is not an employee is a participant in the Second Amended and Restated 1993 Non-Employee Director Stock Option Plan (filed as Exhibit A to the Company's Definitive Proxy Statement dated January 26, 1999 for the Annual Meeting of Shareholders). Under the current terms of the plan, on the first business day after each annual meeting of Shareholders (or on the date when elected if elected to the Board other than at an Annual Meeting of Shareholders), each non-employee director is granted options to purchase 5,000 shares of Common Stock. In fiscal 2002, options to purchase 5,000 shares at an exercise price of $1.45 per share were granted to Messrs. Calaway, Gibson, Knapp, Leib, McCord, Williamson, and Willoughby.

    Notwithstanding the standard director compensation provisions specified above, the Company and Mr. Williamson agreed, effective upon his appointment as Chairman of the Board in June 2001, on alternative terms of his compensation for all positions held on the Board and any of its committees. In lieu of all standard payments, Mr. Williamson received, during his tenure as Chairman of the Board, a monthly payment of $8,000, medical and health insurance benefits, and use of a Company vehicle. Upon Mr. Williamson's resignation from the Board on April 30, 2002, the Company entered into a consulting agreement, pursuant to which the Company agreed to pay Mr. Williamson the sum of $72,000, continue providing him with medical and health insurance benefits during the one-year term of the agreement, and furnish Mr. Williamson with a Company vehicle.

    The Compensation Committee is currently composed of Messrs. Frischkorn, Knapp, Leib, McCord. The Board appointed Mr. Frischkorn to the Compensation Committee to replace Mr. Williamson upon his resignation from the Board. The Compensation Committee reviews and establishes compensation arrangements for directors, officers and other employees, and takes whatever action may be required in connection with ICO's stock option plans. The Compensation Committee met two times during fiscal year 2002. See the report of the Compensation Committee, below.

    The Executive Committee is currently composed of Messrs. Calaway, Gollin and O'Sullivan. The functions of the Executive Committee include reviewing capital expenditure projects, assisting management in implementing consolidation plans relating to acquisitions and assisting management in developing and implementing strategic plans. The Executive Committee did not formally meet in fiscal year 2002.

    The Nominating Committee is currently composed of Messrs. Frischkorn, Knapp and Willoughby. The function of the Nominating Committee is to identify qualified candidates to serve as nominees for Directors. The Nominating Committee did not formally meet during fiscal year 2002. Stockholders seeking to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidates' name, biographical data, and qualifications.

    The Dividend Committee is currently composed of Messrs. Gollin and O'Sullivan. The function of the Dividend Committee is to authorize quarterly payments to shareholders of the $6.75 Convertible Exchangeable Preferred Stock ("Preferred Stock"). The Dividend Committee met four times during fiscal year 2002, authorizing four quarterly dividend payments to shareholders of the Preferred Stock.

    The members and function of the Audit Committee are described in the Audit Committee Report, below.

AUDIT COMMITTEE REPORT

    The Audit Committee currently consists of Messrs. Gibson, Knapp, Leib, McCord. The Board appointed Mr. Gibson to the Audit Committee on April 30, 2002, to replace Mr. Williamson upon his resignation. Each member of the Audit Committee is independent, as defined in the listing standards of the National Association of Securities Dealers as of the Company's fiscal year end. The Audit Committee reviews the professional services provided by ICO's independent accountants, the independence of such accountants from ICO's management, ICO's annual and quarterly financial statements, ICO's financial reporting process and internal control system, and ICO's significant accounting and financial reporting principles, practices and procedures. The Audit Committee also reviews such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention.

    On December 9, 2002, ICO's Audit Committee approved amendments to its written charter. A copy of the current written charter that was adopted on December 9, 2002 is attached as Exhibit A to this Proxy Statement.

    During the fiscal year 2002, the Audit Committee held five meetings, including quarterly meetings in connection with the preparation and filing of each of ICO's Annual and Quarterly Reports on Forms 10K and 10Q for the applicable periods. The Audit Committee also held two additional meetings during the first quarter of fiscal year 2003, in connection with the preparation and filing of ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 ("2002 Annual Report"). In connection with the 2002 Annual Report, the Audit Committee:

         (i) reviewed and discussed the audited financial statements with ICO's management;

         (ii) discussed with PricewaterhouseCoopers LLP, ICO's independent auditors, the matters required to be disclosed by Statement of Auditing Standards 61 (as modified or supplemented);

         (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented); and

         (iv)     discussed with PricewaterhouseCoopers LLP its independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in ICO's Annual Report on Form 10-K for the year ended September 30, 2002.

                                      AUDIT COMMITTEE
                                      Charles T. McCord, Chairman
                                      James E. Gibson
                                      A. John Knapp
                                      Walter L. Leib

      SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth, as of December 31, 2002, the shares of Common Stock beneficially owned by (i) each director and director nominee of the Company, (ii) each former and current executive officer of the Company listed in the Summary Compensation Table set forth below, and (iii) all such former and current executive officers and directors of the Company listed below collectively as a group.


                                                      AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP           PERCENT OF CLASS
------------------------                              --------------------           ----------------
CURRENT DIRECTORS
James D. Calaway                                            10,000 (1)                       *
A. John Knapp                                               233,325 (1)                      *
Charles T. McCord, III                                      97,075 (1)                       *
David E.K. Frischkorn, Jr.                                   5,000 (2)                       *
Timothy J. Gollin                                        1,892,134 (3)(4)                  7.6%
Christopher N. O'Sullivan                               1,941,075 (3)(4)(5)                7.8%
William C. Willoughby                                      2,443,564 (6)                   9.9%
James E. Gibson                                             38,000 (7)                       *
Walter L. Leib                                              96,405 (8)                       *
Jon C. Biro                                                 106,113 (9)                      *

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Bradley T. Leuschner                                        48,307 (10)                      *
Charlotte J. Fischer                                        19,285 (11)                      *

FORMER EXECUTIVE OFFICERS
Isaac H. Joseph                                                  0                           *

Officers, Directors and Nominees named above                 5,243,149                     20.7%
as a group (13 persons)                                      ---------                     -----

*     Less than 1% of outstanding shares.

     (1) Share amounts include 10,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
     (2) Share amount consists of 5,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
     (3) Share amounts include 1,687,134 shares of Common Stock held by Travis Street Partners, LLC ("TSP"), of which Messrs. Gollin and O'Sullivan are both managers and have shared voting and investment power. Although each of Messrs. Calaway, Knapp, McCord and Biro is a member of TSP, they do not have voting or investment power over the 1,687,134 shares of Common Stock held by TSP.
     (4) Share amounts include 205,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's various employee stock option plans.
     (5) Share amount includes 43,286 shares of Common stock, and 5,655 shares of Common Stock held in ICO's 401(k) plan.
     (6) Share amounts include 799,097 shares of Common Stock, 71,495 shares of Common Stock held by Mr. Willoughby's wife, 10,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 21,212 shares of Common Stock held by Mr. Willoughby as custodian for his son and 4,898 shares of Common Stock held by Mr. Willoughby's wife as custodian for his son. Mr. Willoughby disclaims beneficial ownership of the 26,100 shares of Common Stock that he and his wife hold as custodians on behalf of their son. Shares amounts also include an aggregate of 1,536,862 shares of Common Stock held in the estates of Mr. Willoughby's and his sister Catherine Willoughby Stephens' parents and living trusts established for the benefit of their parents. Mr. Willoughby and Ms. Stephens are each a co-executor of these estates and a co-trustee of these trusts.
     (7)Share amount consists of 1,000 shares of Common Stock owned jointly by Mr. Gibson and his wife, and 37,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
     (8) Share amount consists of 55,021 shares of Common Stock, 4,384 shares that may be acquired upon conversion of shares of Preferred Stock, and 37,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
     (9)Share amount consists of 32,000 shares of Common Stock owned jointly by Mr. Biro and his wife, 62,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's various employee stock option plans, and 12,113 shares of Common Stock held in ICO's 401(k) plan.
     (10) Share amount consists of 430 shares of Common Stock, 30,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's various employee stock option plans and 17,877 shares of Common Stock held in ICO's 401(k) plan.
     (11)Share amount consists of 2,000 shares of Common Stock, 10,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's various employee stock option plans, and 7,285 shares of Common Stock held in ICO's 401(k) plan.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by ICO during the fiscal years ended September 30, 2002, 2001 and 2000 to: (i) ICO's Chief Executive Officer; (ii) the four most highly compensated executive officers (other than ICO's Chief Executive Officer) who were serving as executive officers at the end of the 2002 fiscal year; and (iii) one additional individual who would have been included in clause (ii) above but for the fact that he was not serving as an executive officer of ICO at the end of the 2002 fiscal year.


                                                                                           LONG-TERM
                                                         ANNUAL COMPENSATION             COMPENSATION
                                                                                          SECURITIES
NAME AND                             FISCAL                                               UNDERLYING               ALL OTHER
PRINCIPAL POSITION                    YEAR        SALARY (1)           BONUS              OPTIONS (#)         COMPENSATION (1)(2)
---------------------------           ----        ----------           -----              -----------         -------------------
CURRENT EXECUTIVE OFFICERS
Timothy J. Gollin (5)                 2002          269,711            80,000                  0                       0
   Chief Executive Officer            2001          82,000                0                 205,000                    0
                                      2000            N/A                N/A                  N/A                     N/A

Christopher N. O'Sullivan (5)         2002          235,385            80,000                  0                     10,800
   Chairman and  President            2001          71,000                0                 205,000                    0
                                      2000            N/A                N/A                  N/A                     N/A

Jon C. Biro                           2002          225,627            80,000               10,000                   11,000
   Chief Financial Officer            2001          212,000               0                    0                     2,600
   and Treasurer                      2000          205,000            33,000               50,000                   2,600


Bradley T. Leuschner                  2002          145,404            15,000                5,000                   8,561
    Chief Accounting Officer          2001          140,000            15,000                  0                     7,443
                                      2000          135,000             5,000               25,000                   7,855

Charlotte J. Fischer                  2002          130,962            15,000                5,000                   7,858
   General Counsel and Secretary      2001          108,000               0                    0                     2,500
                                      2000          85,000              3,500                  0                     1,000

FORMER EXECUTIVE OFFICERS
Isaac H. Joseph                       2002          225,962               0                 10,000                750,000 (4)
   Formerly Senior V.P. of ICO, and   2001          236,000            60,000                  0                   30,850 (3)
   President of ICO Worldwide, Inc.   2000          211,000            50,000               50,000                   2,500




(1) Rounded to the nearest thousand.
(2) Includes ICO's matching contributions to one of ICO's 401(k) Plans.
(3) Includes assignment to Mr. Joseph of a Company automobile valued at $28,350.
(4) This payment was made pursuant to a Retention Agreement with Mr. Joseph entered into in connection with the sale of ICO's Oilfield Services division to Varco, Inc., superseding and replacing payments that would have otherwise been made to Mr. Joseph pursuant to change-of-control provisions in his employment contract.
(5) Timothy J. Gollin and Christopher N. O'Sullivan's employment with the Company began on June 7, 2001.

                              EMPLOYMENT AGREEMENTS

    ICO has employment agreements with Timothy J. Gollin, Christopher N. O'Sullivan, Jon C. Biro, Bradley T. Leuschner, and Charlotte J. Fischer. The base salary of each executive is reviewed at least annually and may be increased from time to time to reflect, at a minimum, increases in the cost of living. The base salaries, as of January 1, 2003, are as follows:

                  Timothy J. Gollin              $247,500
                  Christopher N. O'Sullivan      $216,000
                  Jon C. Biro                    $207,000
                  Bradley T. Leuschner           $149,000
                  Charlotte J. Fischer           $140,000

    Each executive receives a car allowance, and may receive an annual cash bonus in such amount as is determined by the Board. Each executive is also eligible for other benefits offered to qualified employees of the Company's U.S. subsidiaries, including participation in the Company's welfare plans and one of the Company's 401(k) plans.

    The employment agreements of each executive provide that executive salaries cannot be reduced. Notwithstanding the foregoing, the 2003 salaries of Messrs. Gollin, O'Sullivan, and Biro listed above represent a one-time ten percent (10%) reduction in such executives' base salaries, effective as of January 1, 2003. The reduction in the base salaries of Messrs. Gollin, O'Sullivan, and Biro is discussed below in the Report of the Compensation Committee.

    The employment agreements for Mr. Gollin and Mr. O'Sullivan provide for a term of employment through June 21, 2003 that is extended automatically on a year-to-year basis until such time as the executive or ICO gives written notice that automatic extensions shall cease. If the agreements of either of Messrs. Gollin or O'Sullivan are terminated by ICO for Cause (as defined in the applicable agreement), ICO shall pay the executive the full salary through the date of termination, plus any bonus or incentive compensation that has been declared and not paid at the date of termination. If either executive is terminated by ICO other than for Cause or Disability or by the executive for Good Reason (as such terms are defined in the applicable agreement), the executive will be entitled to receive a lump sum equal to: the sum of (i) the executive's annual base salary through the date of termination plus any bonus or incentive compensation that has been declared and not paid at the date of termination and (ii) the lesser of (x) 2.5 times the sum of (A) the executive's annual base salary in the year of termination and (B) the executive's highest annual bonus paid during the employment period and (y) one dollar less than the maximum amount permitted as parachute payment in accordance with Section 280G of the Internal Revenue Code of 1986, as amended. Mr. Gollin's employment agreement and amendment thereto are respectively filed as Exhibit 10.7 to Form 10-Q dated August 14, 2001 and Exhibit 10.12 to Form 10-K dated December 20, 2002. Mr. O'Sullivan's employment agreement and amendment thereto are respectively filed as Exhibit 10.8 to Form 10-Q dated August 14, 2002 and Exhibit 10.10 of Form 10-K dated December 20, 2002.

    The employment agreement of Mr. Biro provides for a term of employment through September 3, 2000, that is extended automatically from day to day until such times as the executive or ICO gives written notice that automatic extensions shall cease, in which event employment terminates on a date two years after such notice has been given. If Mr. Biro's employment agreement is terminated by ICO for Cause (as defined in the agreement), ICO shall pay Mr. Biro his full base salary through the date of termination, and have no further obligations. If Mr. Biro is terminated due to Disability (as defined in the agreement), he will be entitled to receive his base salary as of the date of termination for a two-year period following the date of termination. If Mr. Biro is terminated by ICO other than for Cause or Disability, or if he terminates the agreement for Good Reason (as defined in the agreement), he will be entitled to receive a lump sum equal to the sum of (i) his current base salary through the date of termination, (ii) the product of (x) the number of days worked in the year of termination divided by 365, and (y) the greater of the highest annual bonus paid during the employment period or half of Mr. Biro's "annual salary", and (iii) two times the sum of (x) Mr. Biro's "annual salary" and (y) the greater of half of his "annual salary" or the highest annual bonus paid during the employment period. For the purposes of the calculations required in (ii) and
(iii) above, "annual salary" shall be the greater of $230,000 or Mr. Biro's current base salary as of the date of termination. If it is determined that any payment made to Mr. Biro under his employment agreement or another plan or agreement of ICO, in the event of a change of control, would be considered a payment as defined in Section 280G of the Internal Revenue Code and is subject to excise tax under Section 4999 of the Internal Revenue Code, then Mr. Biro will be entitled to an additional "gross-up payment" that will place him in the same after-tax economic position as if such payment had not been considered an excess parachute payment. Mr. Biro's employment agreement and amendments thereto are respectively filed as Exhibit 10.20 to Form 10-K dated December 23, 1998,
Exhibit 10.10 to Form 10-Q dated August 14, 2002, and Exhibit 10.15 to Form 10-K dated December 20, 2002.

    The employment agreement of Mr. Leuschner provides for a term of employment through February 28, 2002, extending automatically from day-to-day thereafter. If Mr. Leuschner's employment is terminated by the Company for reasons other than Cause (as defined in the agreement), he shall be entitled to twelve months pay beyond the date of termination. The employment agreement and amendments thereto of Bradley T. Leuschner are respectively filed as Exhibits 10.18, 10.19, and 10.20 to Form 10-K dated December 20, 2002.

    The employment agreement of Ms. Fischer provides for a term of employment through March 1, 2003, extending automatically from day-to-day thereafter. If Ms. Fischer's employment is terminated by the Company for reasons other than Cause (as defined in the agreement) she shall be entitled to a severance payment equal to one times her base salary prior to such termination. The employment agreement and amendment thereto of Charlotte J. Fischer are respectively filed as Exhibit 10.12 to Form 10-Q dated August 14, 2002, and Exhibit 10.17 to Form 10-K dated December 20, 2002.

    In addition to the agreements described above with the named executive officers, other employees are parties to employment agreements with ICO or its subsidiaries, with terms and conditions that vary by each individual employee.


                       OPTIONS GRANTED DURING FISCAL 2002

    Shown below is information on grants of stock options during 2002 to the named executive officers.


                                               % OF TOTAL
                              NUMBER OF         OPTIONS                                       POTENTIAL REALIZABLE VALUE AT ASSUMED
                             SECURITIES        GRANTED TO                                   ANNUAL RATES OF STOCK PRICE APPRECIATION
                             UNDERLYING        EMPLOYEES        EXERCISE                               FOR OPTION TERM (2)(3)
                               OPTIONS          IN FISCAL        PRICE        EXPIRATION
 NAME                          GRANTED          YEAR (1)       ($/SHARE)         DATE                 5%                   10%
 ----                          -------          --------       ---------         ----                 --                   ---
Timothy J. Gollin                 0               n/a             n/a            n/a                  n/a                  n/a
Christopher N. O'Sullivan         0               n/a             n/a            n/a                  n/a                  n/a
Jon C. Biro                    10,000             2.5%           $1.45      Feb. 26, 2012            9,100                23,100
Bradley T. Leuschner            5,000             1.2%           $1.45      Feb. 26, 2012            4,600                11,600
Charlotte J. Fischer            5,000             1.2%           $1.45      Feb. 26, 2012            4,600                11,600


(1) Based on a total of 406,631 options granted to all employees in fiscal year 2002.
(2) Calculated utilizing the assumed rate of appreciation compounded annually over the ten-year term.
(3) Rounded to the nearest thousand.

           FISCAL YEAR 2002 OPTION EXERCISES AND FISCAL YEAR-END VALUE

    The following table sets forth stock options exercised by the individuals named in the Summary Compensation Table during fiscal year 2002, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of ICO's Common Stock on September 30, 2002.


                              SHARES                      NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                             ACQUIRED       VALUE             UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                ON         REALIZED             SEPTEMBER 30, 2002                   SEPTEMBER 30, 2002 (1)
 NAME                        EXERCISE        ($)             EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
 ----                        --------        ----            -------------------------             -------------------------
Timothy J. Gollin               0            N/A                     205,000/0                                0/0
Christopher N. O'Sullivan       0            N/A                     205,000/0                                0/0
Jon C. Biro                     0            N/A                     60,000/0                               2,500/0
Bradley T. Leuschner            0            N/A                     30,000/0                               1,250/0
Charlotte J. Fischer            0            N/A                      5,000/0                               1,250/0

(1) Based upon the $1.70 closing market value price of ICO's Common Stock at September 30, 2002, as reported on the NASDAQ Stock Market.

                      EQUITY COMPENSATION PLAN INFORMATION


                                                    NUMBER OF                                               NUMBER OF SECURITIES
                                                 SECURITIES TO BE                                           REMAINING AVAILABLE
                                                   ISSUED UPON                                              FOR FUTURE ISSUANCE
                                                   EXERCISE OF                WEIGHTED-AVERAGE                  UNDER EQUITY
                                                   OUTSTANDING                EXERCISE PRICE OF              COMPENSATION PLANS
                                                OPTIONS, WARRANTS           OUTSTANDING OPTIONS,           (EXCLUDING SECURITIES
                                                    AND RIGHTS               WARRANTS AND RIGHTS          REFLECTED IN COLUMN (A))
PLAN CATEGORY                                         (#)(A)                       ($)(B)                          (#)(C)
-------------                                         ------                       ------                          ------
Equity Compensation Plans Approved by               1,642,000                     $   2.95                         908,854
Security Holders

Equity Compensation Plans Not Approved by                 -0-                           --                             -0-
Security Holders

   Total                                            1,642,000                     $   2.95                         908,854




                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for ICO's compensation programs. The Committee reviews, evaluates and establishes compensation levels of corporate officers and administers ICO's employee stock option plans. ICO's executive compensation programs are designed to help ICO attract, motivate and retain executive talent. In making compensation decisions, the Committee also takes into account the cyclicality of ICO's business lines and progress toward the achievement of strategic Company objectives.

    The following summarizes the Committee's compensation programs and policies and describes the bases for compensation of ICO's executive officers and its chief executive officer.

CASH COMPENSATION

    Base Salary Program. ICO believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Generally, executive salaries are reviewed annually based on a variety of factors including individual performance, market comparisons and ICO's overall financial condition. At their most recent meeting, the Compensation Committee resolved to reduce the respective base salaries of Messrs. Gollin, O'Sullivan, and Biro by ten (10%) percent from levels in effect during fiscal year 2002 and the first quarter of fiscal 2003 in light of the smaller size of the Company after the sale of substantially all of the Company's oilfield services division and with the intent of adding an incentive component to executive compensation. Notwithstanding provisions against salary reductions in their employment agreements, Messrs. Gollin, O'Sullivan, and Biro have agreed to these salary reductions.

    Annual Performance Compensation. ICO has historically provided annual performance compensation to executives in the form of cash bonuses. The Committee's decisions are typically based upon the performance and financial condition of ICO and subjective factors including the executive officer's job performance and achievements during ICO's fiscal year. At times, special bonuses may be awarded related to specific material events which required extraordinary effort on the part of the executive officer. In recognition of the substantial accomplishments of the Company in fiscal 2002 (including the sale of substantially all of the Company's oilfield services division and the repurchase of a significant portion of the Company's Senior Notes), the Compensation Committee awarded a cash bonus in the amount of $80,000 to each of Messrs. Gollin, O'Sullivan and Biro. The Compensation Committee has resolved to develop a formal incentive based bonus program for Messrs. Gollin, O'Sullivan, and Biro for the 2003 fiscal year.

LONG-TERM COMPENSATION

    Longer-term incentives, in the form of stock options, are designed to directly link a significant portion of the executive's compensation to the enhancement of Shareholder value. Additionally, stock options encourage management to focus on longer-term objectives along with annual operating performance and encourage retention of valued employees. The Committee believes that stock incentives are appropriate, not only for senior management, but also for other employees of ICO and its subsidiaries. All options provide for purchases of shares at an exercise price equal to or higher than fair market value on the date of grant. Accordingly, the Committee, from time to time, grants stock options to ICO's executive officers. The number of options is determined based upon the level and contribution of a given employee and may take into account the number of options previously granted to the employee. In fiscal 2002, the Committee granted 406,631 options to six hundred and sixty-six
(666) employees of the Company and its various subsidiaries, including 10,000, 5,000, and 5,000 options granted to Mr. Biro, Mr. Leuschner, and Ms. Fischer, respectively. No options were granted to Mr. Gollin or Mr. O'Sullivan during fiscal 2002.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In determining the fiscal 2002 compensation paid to ICO's Chief Executive Officer, Timothy J. Gollin, the Committee took into account the executive's abilities and business experience and his achievements and ongoing efforts as CEO of ICO. The Committee also considered compensation levels of officers of companies of similar size as well as companies operating in the specialty chemical and related industries. In addition to his base salary for 2002, the Committee recommended payment of an $80,000 bonus to Mr. Gollin in order to recognize the substantial accomplishments of the Company (including the sale of substantially all of the Company's oilfield services division and the repurchase of a significant portion of the Company's Senior Notes). As discussed above, the base salary of the Chief Executive Officer was reduced by ten (10%) percent effective January 1, 2003. This reduction reflects the smaller size of the Company after the sale of substantially all of its oilfield services division and the intent of the Compensation Committee to develop a formal incentive based bonus program for its executives with respect to the 2003 fiscal year.

COMPENSATION DEDUCTION LIMITATION

    Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee currently believes that ICO should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

SUMMARY

    The Committee believes that ICO's executive compensation policies and programs serve the interests of the Shareholders and ICO effectively. The various compensation programs are believed to be appropriately balanced to provide motivation for executives to contribute to ICO's overall success and enhance the value of ICO for the Shareholders' benefit. The Committee will continue to monitor the effectiveness of ICO's compensation programs and will make changes, when appropriate, to meet the current and future needs of ICO.

                                       COMPENSATION COMMITTEE
                                       A. John Knapp, Chairman
                                       David E. K. Frischkorn, Jr.
                                       Walter L. Leib
                                       Charles T. McCord, III

                             STOCK PERFORMANCE CHART

    The following chart and graph compare the yearly percentage change in the cumulative total shareholder return of ICO's Common Stock during the five years ended September 30, 2002 with: (1) the cumulative total return of the NASDAQ Composite Stock Index (U.S.); and (2) an index of 33 specialty chemical companies (Value Line's Specialty Chemical Industry Index).


                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------
                                1997    1998     1999     2000     2001    2002
---------------------------------------------------------------------------------
ICO                            100.00    34.50   24.20    28.12    17.58    23.91
NASDAQ                         100.00   101.58  165.72   220.07    89.94    70.84
Specialty Chemicals Index      100.00    88.09   96.60    89.53   108.66   126.12

(1) Assumes $100 invested on September 30, 1997 and all dividends reinvested. Data supplied by NASDAQ and Value Line Institutional Services.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is currently composed of Messrs. Gibson, Knapp, Leib and McCord. Each of Messrs. Gollin and O'Sullivan currently serve as directors of ICO and act as managers of Travis Street Partners, LLC. ("TSP"), and Mr. Biro is a member of TSP. Each of Messrs. Knapp and McCord, who currently serve on ICO's Compensation Committee, are members of TSP. See "Certain Transactions and Relationships" below.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires ICO's officers and directors, and persons who own more than 10% of a registered class of ICO's equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ and to furnish ICO with copies of all reports filed. Based solely on the review of the reports furnished to ICO, ICO believes that, during fiscal year 2002, all
Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

    On March 28, 2002, the Company issued 528,834 shares of Common Stock to Travis Street Partners, LLC, representing reimbursement of expenses of up to $862,000 incurred by TSP in connection with TSP's successful proxy contest regarding the election of James D. Calaway, A. John Knapp and Charles T. McCord to the Board of Directors of the Company. The price per share used to calculate the number of shares of Common Stock issued to TSP was $1.63 per share (150% of the closing price of the Common Stock on December 18, 2001, the date the issuance was approved by the Board). Messrs. Gollin and O'Sullivan are both managers of TSP and Messrs. Knapp, McCord, and Biro are each members of TSP. The issuance of these shares to TSP was approved by the shareholders of the Company at the Annual Meeting thereof held March 15, 2002. As of May 13, 2003 (the date of the most recent Schedule 13D filed by TSP), TSP owned 1,687,134 shares of Common Stock of the Company, representing 6.8% of the total shares of Common Stock outstanding as of December 31, 2002.

    The Company paid Jefferies & Company, Inc. $377,275 for its services as dealer manager and solicitation agent in connection with the Company's tender offer and consent solicitation relating to its 10-3/8% Senior Notes due 2007. Mr. Frischkorn is a Managing Director of Jefferies & Company, Inc.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP, independent accountants, examined ICO's consolidated financial statements for the fiscal year ended September 30, 2002, and, in connection with their audit function, reviewed ICO's Annual Report to Shareholders and certain of its filings with the SEC. The Audit Committee of the Board of Directors has re-employed the firm of PricewaterhouseCoopers LLP as independent accountants for ICO for the fiscal year 2003, subject to Shareholders' ratification at the Annual Meeting. If ratification is not obtained, the Board intends to continue the employment of PricewaterhouseCoopers LLP at least through fiscal year 2003. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions at the Annual Meeting.

AUDIT FEES

    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of ICO's annual financial statements for the fiscal year 2002, and the quarterly reviews concerning the financial statements and related disclosures included in ICO's Forms 10-Q for fiscal year 2002, were $515,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed for professional services rendered by PricewaterhouseCoopers LLP relating to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees for all other services rendered by PricewaterhouseCoopers LLP for fiscal year 2002, other than the services in the preceding two sections, were $500,000. The expenses consisted primarily of tax consulting fees, and in particular, matters related to the sale of the Oilfield Services business to Varco International, Inc.

                             SOLICITATION OF PROXIES

    The solicitation of proxies on behalf of the Board of Directors will be conducted by mail, personally or by telephone, telegram or other forms of wire or facsimile communication. Officers and employees of ICO may solicit proxies and will not receive additional compensation for this. ICO has retained The Altman Group, Inc. ("Altman") to assist in the solicitation of proxies for a fee of $3,500 plus out-of-pocket expenses. In addition to solicitation of proxies, Altman may provide advisory services as requested pertaining to the solicitation of proxies. Upon request, ICO will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

    Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of Shareholders. Under Rule 14a-8, proposals that Shareholders intend to have included in ICO's proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders must have been received by ICO no later than September 23, 2003. However, if the date of the 2004 Annual Meeting of Shareholders changes by more than one year and 30 days from the date of the 2003 Annual Meeting of Shareholders, the deadline is a reasonable time before ICO begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to Shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

    If a shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in ICO's Bylaws. ICO's Bylaws provide generally that Shareholders who wish to nominate directors or to bring business before an annual meeting must notify ICO and provide certain pertinent information at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Therefore, Shareholders who wish to nominate directors or to bring business before the 2004 Annual Meeting of Shareholders must notify ICO no later than November 30, 2003.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

    ICO knows of no matters other than those stated above which are to be brought before the Annual Meeting. It is intended that the persons named in the proxy will vote your stock pursuant to discretionary authority granted in the proxy according to their best judgment if any other matters do properly come before the Meeting.

    Whether or not you intend to be present at this meeting, you are urged to return the enclosed proxy card promptly. If you are present at the meeting and wish to vote your stock in person, this proxy shall, at your request, be returned to you at the meeting.

By Order of the Board of Directors

/s/ CHRISTOPHER N. O'SULLIVAN                /s/ TIMOTHY J. GOLLIN
-------------------------------              ----------------------------------
Christopher N. O'Sullivan                    Timothy J. Gollin
Chairman of the Board                        Chief Executive Officer
and President                                and Director

Houston, Texas
January 21, 2003

                                    EXHIBIT A

                             Audit Committee Charter
                                  of ICO, Inc.
                     a Texas Corporation (the "Corporation")
                                   As Amended
                                December 9, 2002


I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         - Review and appraise the audit efforts and independence of the Corporation's independent accountants.

         - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

         - Review the financial reports and other financial information provided by the Corporation to the public; the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's significant accounting and financial reporting principals, practices and procedures.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.


II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be a member of the Board of Directors of the Corporation, and shall otherwise be independent directors. In order to be independent, for the purposes of this paragraph a member of the Audit Committee:

         - shall not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board of Directors (i) accept any consulting, advisory, or other compensatory fee from the Corporation, or
                  (ii) be an affiliated person of the Corporation or any subsidiary thereof; and

         - shall not be an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director; and

         - shall otherwise satisfy the requirements of the definition of "independent director" set out in NASD Rule 4200 (and any amendment or replacement of this rule).

         All members of the Committee shall be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement, statement of comprehensive income, and cash flow statement, and at least one member of the Committee shall have accounting or related financial management expertise.

         The members of the Committee, including the Chairman of the Committee, shall be elected by the Board annually or until their successors shall be duly elected and qualified.


III.     MEETINGS

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate or as required by the Board. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.


IV.      ACCOUNTABILITY OF THE INDEPENDENT PUBLIC ACCOUNTANTS

         The independent public accountants are accountable to and report directly to the Audit Committee. The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation, and, where appropriate, dismissal of the Corporation's independent public accountants.


V.       AUTHORITY, RESPONSIBILITIES AND DUTIES

         The Audit Committee shall have the full authority to act on behalf of the Board and to take all actions it deems advisable to fulfill its Responsibilities and Duties set forth in this Charter.

         The Audit Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of Purpose, Responsibilities and Duties set forth in this Charter. The Committee is empowered to retain, at the Corporation's expense, independent counsel and other advisers to assist in the conduct of any such investigation or as it otherwise deems necessary to carry out its Responsibilities and Duties.

         The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent public accountants employed by the Corporation for the purpose of rendering or issuing an audit report, and to any advisers employed by the Audit Committee.

         The Committee shall have the following responsibilities and duties:

Documents/Reports Review
--------------------------------------------------------------------------------
         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how such responsibilities were discharged.

         4. Prepare a report satisfying the requirements of any applicable regulations of the Securities and Exchange Commission to be included in the Corporation's proxy statement relating to its meeting of shareholders.

         5. Report the Committee's activities to the Board at regular intervals.

         6. Document the proceedings of all Audit Committee meetings in minutes, which will be approved by the Committee and presented at meetings of the full Board of Directors.

Independent Public Accountants
--------------------------------------------------------------------------------
         7. The independent public accountants retained to audit the financial statements of the Corporation are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the accountants annually and, when circumstances warrant, approve any proposed discharge of accountants.

         8. Recommend to the Board of Directors the selection of the independent accountants, considering their independence and performance. The Committee shall ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Corporation, and shall review and discuss with the accountants all significant relationships with the Corporation to determine the accountants' independence, consistent with Independent Standards Board Standard No. 1.

         9. The Audit Committee shall preapprove all auditing services and permitted non-auditing services (including the fees and terms thereof) to be performed for the Corporation by its independent public accountants, subject to the de minimus exceptions for non-audit services described in Section 10(A)(i)(1)(B) of the

                  Securities Exchange Act of 1934 which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may delegate authority to one or more designated members of the Committee to grant preapprovals of audit and permitted non-audit services, provided that decisions of such designated member to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

         10. Meet annually or in private with the Corporation's independent accountants to discuss any matters which the Committee or the independent accountants wish to discuss.

Financial Reporting Process
--------------------------------------------------------------------------------
         11. Discuss with the independent public accountants the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) and any matters brought to the Committee's attention as a result of the application of the Statement of Auditing Standards No. 71 (Interim Financial Information).

         12. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting process, both internal and external.

         13. Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding significant deficiencies in the design or operation of internal controls and procedures for financial reporting or disclosure controls and procedures which could adversely affect the Corporation's ability to record, process, summarize, and report financial data.

         14. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principals as applied in its financial reporting.

         15. Consider and approve, if appropriate, major changes to the Corporation's accounting principals and practices as suggested by the independent accountants or management.

         16. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and consider their impact on the financial statements of the Corporation.

Process Improvement
--------------------------------------------------------------------------------
         17. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties, if any, encountered during the course of the audit, including any restrictions on the scope of work or access to the required information.

         18. Review significant disagreements, if any, among management and the independent accountants in connection with the preparation of the financial statements.

         19. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices have been implemented.

Ethical and Legal Compliance
--------------------------------------------------------------------------------
         20. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

         21. Review management's monitoring of the Corporation's compliance with the Code of Ethical Conduct, and management's review system which enables the Corporation's financial statements, reports and other financial information to be disseminated to government organizations and the public in compliance with legal requirements.

         22. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

         23. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

         24. Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

         25. Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding any fraud, including that which involves management or other employees who have a significant role in the Corporation's internal controls.

         26. Perform any other activities consistent with this Charter, the Corporation's By-laws, governing law, and the NASD Marketplace Rules as the Committee or Board deems necessary or appropriate.

                                                                        000000 0000000000 0 0000
        ICO, INC.
                                                                        000000000.000 ext
                                                                        000000000.000 ext
        MR A SAMPLE                                                     000000000.000 ext
        DESIGNATION (IF ANY)                                            000000000.000 ext
        ADD 1                                                           000000000.000 ext
        ADD 2                                                           000000000.000 ext
        ADD 3                                                           000000000.000 ext
        ADD 4
        ADD 5                                                           HOLDER ACCOUNT NUMBER
        ADD 6

                                                                        C 1234567890 JNT


                                                                        [ ] Mark this box with an X if you have made
                                                                            changes to your name or address details above.


------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

A ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed nominees
   (terms to expire at the Annual Meeting of Shareholders to be held in 2006).

                                        FOR    WITHHOLD

01-David E.K. Frischkorn                [ ]      [ ]

02-Jon C. Biro                          [ ]      [ ]



B ISSUES
The Board of Directors recommends a vote FOR the following proposal.

                                                FOR    AGAINST    ABSTAIN

2. The ratification of the appointment of       [ ]      [ ]        [ ]
   PricewaterhouseCoopers LLP as
   independent accountants.

3. WITH DISCRETIONARY AUTHORITY AS TO
   SUCH OTHER MATTERS AS MAY PROPERLY
   COME BEFORE THE MEETING.


C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature 1 - Please keep signature within the box          Signature 2- Please keep signature within box        Date (mm/dd/yyyy)

                                                                                                                      /    /
--------------------------------------------------          ---------------------------------------------        -----------------

--------------------------------------------------------------------------------
Proxy - ICO, Inc.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDER - FEBRUARY 28, 2003

The undersigned hereby appoints Timothy J. Gollin and Christopher N. O'Sullivan, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on February 28, 2003 (the "Annual Meeting"), and any adjournment of the Annual Meeting on the matters specified herein and in their discretion with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, and a Proxy Statement for the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY (INDICATED BY MARKING THE APPROPRIATE BOXES ON THE REVERSE), THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

Please sign, date and return the Proxy Card promptly, using the enclosed envelope.